SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2009
Vermillion, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number: 000-31617

Delaware (State or other jurisdiction of incorporation)	33-059-5156 (IRS Employer Identification No.)
47350 Fremont Blvd., Fremont, CA 94538
(Address of principal executive offices, including zip code)
510.226.2800
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On December 10, 2009, Vermillion, Inc. (the “Company”) entered into an offer letter with William Wallen (the “Wallen Offer Letter”) for Mr. Wallen to join the Board and to serve as a member of the Board. The offer was contingent upon approval by the Board. On December 14, 2009, the Board approved the appointment of William Wallen to serve as a director filling one of the vacant Class I director seats, with a current term that will expire at the annual meeting of stockholders to be held in 2010.
Pursuant to the Wallen Offer Letter, once the Company emerges from bankruptcy, Mr. Wallen would be expected to receive compensation consistent with the Company’s post-bankruptcy compensation policy for his service as a non-employee director, as specified from time to time by the Board.

Item 8.01	Other Events
On December 14, 2009, the Company issued a press release announcing the appointment of Mr. Wallen as a new director. A copy of the Company’s press release dated December 14, 2009 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit No.	Description.
99.1	Press Release dated December 14, 2009
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.
Date: December 15, 2009	By:	/s/ Gail S. Page
Gail S. Page
Executive Chair of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 14, 2009